UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2004

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-81512
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

662.893.7376
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

We entered into a Letter of Intent (the "LOI") with CodeAmerica Investments, L.L.C. ("CodeAmerica") to purchase CodeAmerica's undivided working interests' in certain oil and gas leases located in Wharton County, Texas. The leases include the 165 acre Shwab Lease and the 676 acre Anderson Lease (collectively, the "Wharton County Acreage" or "WCA"). Upon execution of a final purchase and sale agreement, we will pay CodeAmerica $250.00 per acre for a total purchase price of $210,250. We will also pay for all geological and geophysical work that may be required to prepare the WCA for drilling. Until payout, we will hold an 85% interest and a 61.2% net revenue interest in the WCA. Escopeta Oil Company LLC has reserved a 10% "carried" working interest and an additional 20% "back-in" after payout on all wells drilled within the WCA. CodeAmerica will receive a 5% "carried" interest on all wells drilled within the WCA.

Item 7. Financial Statements and Exhibits.

10.1 Letter of Intent between CodeAmerica Investments, LLC and Altus Explorations Inc. dated June, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Milton Cox
Milton Cox, President

Date: July 8, 2004